Exhibit 4.1

NEWMONT MINING CORPORATION,

NEWMONT USA LIMITED

(AS THE SUBSIDIARY GUARANTOR),

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.

AS TRUSTEE

1.250% Convertible Senior Notes due 2014

INDENTURE

Dated as of July 17, 2007

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ARTICLE 8
AMENDMENTS

Section 8.01.	Without Consent of Holders	44
Section 8.02.	With Consent of Holders	45
Section 8.03.	Compliance with Trust Indenture Act	46
Section 8.04.	Revocation and Effect of Consents and Waivers	46
Section 8.05.	Notation on or Exchange of Securities	46
Section 8.06.	Trustee to Sign Amendments	47

ARTICLE 9
SUBSIDIARY GUARANTEE

Section 9.01.	Subsidiary Guarantee	47
Section 9.02.	Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation or Sale of All or Substantially All Assets of the Subsidiary Guarantor; Termination on Conversion	49
Section 9.03.	Release of the Subsidiary Guarantee	50
Section 9.04.	Waiver of Subrogation	51

ARTICLE 10
PURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

Section 10.01.	Purchase at the Option of the Holder Upon a Fundamental Change	51
Section 10.02.	Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change	53

ARTICLE 11
CONVERSION

Section 11.01.	Conversion of Securities	56
Section 11.02.	Adjustments to Conversion Rate	63
Section 11.03.	Adjustment Upon Certain Fundamental Changes.	72
Section 11.04.	Effect of Reclassification, Consolidation, Merger or Sale.	74
Section 11.05.	Responsibility of Trustee	76
Section 11.06.	Notice to Holders Prior to Certain Actions	76
Section 11.07.	Stockholder Rights Plan	77

ARTICLE 12 MISCELLANEOUS

Section 12.01.	Trust Indenture Act Controls	77
Section 12.02.	Notices	78
Section 12.03.	Communication by Holders with other Holders	79
Section 12.04.	Certificate and Opinion as to Conditions Precedent	79
Section 12.05.	Statements Required in Certificate or Opinion	79

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Section 12.06.	When Securities Disregarded	80
Section 12.07.	Rules by Trustee, Paying Agent and Registrar	80
Section 12.08.	Legal Holidays	80
Section 12.09.	Governing Law	80
Section 12.10.	No Recourse Against Others	80
Section 12.11.	Successors	80
Section 12.12.	Multiple Originals	80
Section 12.13.	Qualification of Indenture	80
Section 12.14.	Table of Contents; Headings	81
Section 12.15.	Severability Clause	81
Section 12.16.	Withholding; Offset	81
Section 12.17.	Holder Documentation	81
Section 12.18.	Force Majeure	81

EXHIBIT A	Form of the Security

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INDENTURE, dated as of July 17, 2007, among NEWMONT MINING CORPORATION, a Delaware corporation (the “Company”), NEWMONT USA LIMITED, a Delaware corporation, as Subsidiary Guarantor (the “Subsidiary Guarantor”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 1.250% Convertible Senior Notes due 2014 (the “Securities”) on the date hereof and the guarantees thereof by the Subsidiary Guarantor.

Section 01.-1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 01.01. Definitions.

“2017 Securities” means the Company’s 1.625% Convertible Senior Notes due 2017.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.02 hereof and Section 2 of the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $1.60 per share, of the Company existing on the Issue Date or any other shares of capital stock into which such common stock shall be reclassified or changed.

“Company” means Newmont Mining Corporation or its successors and assigns.

“Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Price” means, in respect of each $1,000 principal amount of Securities, $1,000 divided by the Conversion Rate, as may be adjusted from time to time as set forth herein.

“Conversion Rate” means, in respect of each $1,000 principal amount of Securities, initially 21.6417 shares of Common Stock, subject to adjustments as set forth herein.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means certificated Securities that are not Global Securities.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of this Indenture.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend, issuance or distribution from the seller of the Common Stock to its buyer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

A “Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, any Subsidiary of the Company or any employee benefit plans of the Company or a Subsidiary of the Company files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all shares of the Company’s common equity entitled to vote generally in the election of directors of the Company, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; and provided, that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer; or

(2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any statutory share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries, other than any transaction

(I) involving a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock;

(II) where the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction that is a statutory share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction; or

(III) that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(3) the Common Stock (or other capital stock or American Depositary Receipts into which the Securities are then convertible pursuant to the terms of this Indenture) ceases to be listed on a United States national or regional securities exchange;

provided that a Fundamental Change as a result of clause (2) above will not be deemed to have occurred if 90% or more of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the Fundamental Change consists of shares of capital stock or American Depositary Receipts traded on a United States national or regional securities exchange or which will be so traded or quoted when issued or exchanged in connection with the transaction that would otherwise be a Fundamental Change (these securities being referred to as “Publicly Traded Securities”) and as a result of this transaction or transactions the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares, pursuant to the terms of this Indenture.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in on the date of this Indenture.

“Global Securities” means certificated Securities in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC or a nominee of DTC.

“Holder” or “Securityholder” means the Person in whose name a Security is registered in the Securities Register.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Issue Date” means July 17, 2007.

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the Last Reported Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant Trading Day as reported by the National Quotation Bureau or similar organization selected by the Company. If the Common Stock is not so listed or quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or other market on which the Common Stock (or other security for which a Daily VWAP must be determined) is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock (or other security for which a Daily VWAP must be determined) for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock (or other security for which a Daily VWAP must be determined) or in any options, contracts or future contracts relating to the Common Stock (or other security for which a Daily VWAP must be determined).

“Material Indebtedness” is indebtedness (other than indebtedness under the Securities) of any one or both of the Company and the Subsidiary Guarantor in an aggregate principal amount exceeding $75,000,000.

“Observation Period” with respect to any Security surrendered for conversion means (i) for Securities with a Conversion Date occurring prior to June 1, 2014, the 25 consecutive Trading-Day period beginning on, and including, the third Trading Day after the related Conversion Date; and (ii) for Securities with a Conversion Date occurring on or after June 1, 2014, the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day immediately preceding July 15, 2014.

“Offering Memorandum” means the offering memorandum, dated July 11, 2007, relating to the offering by the Company of the Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of the Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or attorneys-in-fact or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or the Subsidiary Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Publicly Traded Securities” has the meaning provided in the definition of Fundamental Change in this Section 1.01.

“Purchase Agreement” means the Purchase Agreement dated as of July 11, 2007 among the Company, the Subsidiary Guarantor and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the initial purchasers named therein relating to the initial purchase and sale of the Securities.

“QIB” means any “qualified institutional buyer” (as such term is defined in Rule 144A).

“Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantor and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the initial purchasers named in the Purchase Agreement.

“Regular Record Date” for the payment of interest on the Securities (including Additional Interest, if any), means the January 1 (whether or not a Business Day) next preceding an interest payment date on January 15 and the July 1 (whether or not a Business Day) next preceding an interest payment date on July 15.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Securities Act” means the Securities Act of 1933 (15 U.S.C. ss.ss. 77a - 77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Securities (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Securities Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.05.

“Shelf Registration Statement” shall have the meaning contemplated by and in accordance with the terms of the Registration Rights Agreement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, but shall not include any contingent obligations to repay or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Stock Price” means, with respect to a Fundamental Change, the price per share of Common Stock paid in connection with such Fundamental Change, which shall be equal to (i) if such Fundamental Change is a transaction set forth in clause (1) or (2) of the definition thereof, and holders of Common Stock receive only cash in such transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Effective Date.

“Subsidiary” of the Company means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

“Subsidiary Guarantor” means Newmont USA Limited; provided, however, that upon the release and discharge of Newmont USA Limited from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa -77bbbb), as in effect on the date of this Indenture, except as provided in Section 8.03.

“Trading Day” means a day during which trading in securities generally occurs on the principal United States national or regional securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded; provided that if the Common Stock is not so listed or traded, “Trading Day” means a “Business Day”; and provided that for purposes of determining payment upon conversion only, “Trading Day” shall mean a day on which (i) there is no Market Disruption Event and (ii) trading generally in the Common Stock (or other security for which a Daily VWAP must be determined) occurs on the New York Stock Exchange or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock (or other security for which a Daily VWAP must be determined) is then listed or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock (or other security for which a Daily VWAP must be determined) is then traded or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a “Business Day”.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

Section 01.02. Other Definitions.

Term	Defined in Section
“Additional Shares”	11.03(a)
“Adjustment Event”	11.02(k)
“Agent”	3.03
“Agent Members”	2.09
“Authenticating Agent”	2.04
“Cash Percentage”	11.01(c)
“Company Notice”	10.02(a)
“Company Notice Date”	10.02(a)
“Company Order”	2.04
“Conversion Date”	11.01(b)
“Daily Settlement Amount”	11.01(c)
“Daily Conversion Value”	11.01(c)
“Daily VWAP”	11.01(c)
“Defaulted Interest”	2.15
“Determination Date”	11.02(k)
“Effective Date”	11.03(b)
“Event of Default”	5.01
“Expiration Time”	11.02(c)
“Fundamental Change Purchase Date”	10.01

Term	Defined in Section
“Fundamental Change Purchase Notice”	10.01(b)
“Fundamental Change Purchase Price”	10.01
“Global Security Legend”	2.03(a)(iv)
“Initial Dividend Threshold”	11.02(d)
“Legal Holiday”	12.08
“Maximum Deliverable Shares”	11.01(c)
“Measurement Period”	11.01(a)(ii)
“Obligations”	9.01
“Paying Agent”	2.05
“Reorganization Event”	11.04(a)
“Reference Property”	11.04(a)
“Registrar”	2.05
“Restricted Securities”	2.03(a)
“Restricted Securities Legend”	2.03(a)
“Scheduled Trading Day”	11.01(c)
“Securities Register”	2.05
“Settlement Amount”	11.01(c)
“Special Interest Payment Date”	2.15(a)
“Special Record Date”	2.15(a)
“Spin-Off”	11.02(c)
“Successor Company”	4.01(a)
“Trading Price”	11.01(a)(ii)
“Transfer”	2.03(a)
“Withholding Agent”	2.05

Section 01.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 01.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

Section 02.0.

THE SECURITIES

Section 02.01. Title; Amount and Issue of Securities; Principal and Interest. (a) The Securities shall be known and designated as the “1.250% Convertible Senior Notes due 2014” of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is initially limited to $575.0 million, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.03, Section 2.04, Section 2.08, 2.09, 2.10, 2.11, 2.13, 8.05, 10.02, or 11.01; provided that additional Securities may be issued in an unlimited aggregate principal amount from time to time thereafter as set forth pursuant to Section 2.04. The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

(b) The Securities shall mature on July 15, 2014.

(c) Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 2008. If any interest payment date falls on a day that is not a Business Day, such interest payment date shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from the interest payment date to such next succeeding Business Day. If the Stated Maturity date would fall on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date to such next succeeding Business Day. If a Fundamental Change Purchase Date would fall on a day that is not a Business Day, the Company will purchase the Securities tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Securities will accrue for the period from and after the earlier Fundamental Change Purchase Date to such next succeeding Business Day. The Company will pay the Fundamental Change Purchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the notes as set forth in Section 10.01(c) hereof.

(d) A Holder of any Security after 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding interest payment date. Holders of Securities at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Additional Interest) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any converting Holder (i) for conversions with a Conversion Date on or after July 1, 2014, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding interest payment date, or (iii) to the extent of any overdue interest (including any overdue Additional Interest) existing at the time of conversion of such Security. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock (or, at the Company’s election as set forth in Section 11.01(c), in lieu of such shares of Common Stock, cash or any combination of cash and Common Stock), if applicable, pursuant to Article 11 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

(e) Principal of and interest (including Additional Interest, if any) on, Global Securities shall be payable to DTC in immediately available funds.

(f) Principal on Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Trustee at The Bank of New York, 111 Sanders Creek Parkway, East Syracuse, New York 13057.

Interest (including Additional Interest, if any), on Definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 02.02. Form of Securities.

(a) Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

(b) The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legends as provided in Section 2.03. Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

Section 02.03. Legends.

(a) Restricted Securities Legends. Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.03(a)(i), and each certificate representing shares of the Common Stock issued upon conversion of any Security issued hereunder, shall, upon issuance, unless as otherwise set forth below, bear the legend set forth in Section 2.03(a)(ii) (each such legend, a “Restricted Securities Legend”), and such legend shall not be removed except as provided in Section 2.03(a)(iii). Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(a)(i) (together with each certificate representing shares of the Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(a)(ii), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.03(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

As used in Section 2.03(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(i) Restricted Securities Legend for Securities.

Except as provided in Section 2.03(a)(iii), any certificate evidencing such Security (and all Securities issued in exchange therefor or substitution thereof, other than stock certificates representing shares of the Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.03(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE CAPITAL STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE (OR DESIGNATED) UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR

OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERM “UNITED STATES” HAS THE MEANING GIVEN TO IT BY REGULATIONS UNDER THE SECURITIES ACT.”

(ii) Restricted Securities Legend for the Common Stock Issued Upon Conversion of the Securities.

Each stock certificate representing Common Stock issued upon conversion of Securities bearing a Restricted Securities Legend will, subject to the availability of a Shelf Registration Statement and registration thereunder as set forth in the Registration Rights Agreement, bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITIES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE (OR DESIGNATED) UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITIES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERM “UNITED STATES” HAS THE MEANING GIVEN TO IT BY REGULATIONS UNDER THE SECURITIES ACT.”

(iii) Removal of the Restricted Securities Legends.

The Restricted Securities Legend may be removed from any Security or any Certificate representing shares of the Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of the Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence, at the written direction of the Company, (i) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend or (ii) in the case of a Certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the Certificate or certificates representing such shares of Common Stock bearing such legend, one or more new Certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Security or Certificates representing shares of the Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security, or no other Certificates issued in exchange for such Common Stock shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a “restricted security” (or such shares of Common Stock are “restricted securities”) within the meaning of Rule 144 and instructs the Trustee or transfer agent in writing to cause a Restricted Securities Legend to appear thereon.

Any Security (or Security issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(i) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.08, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(a)(i).

Any Certificate representing shares of Common Stock issued upon conversion of any Security as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(ii) have been satisfied may, upon surrender of the Certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new Certificate or certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend.

(iv) Global Security Legend.

Each Global Security shall also bear the following legend (the “Global Security Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.”

(v) Legend for Definitive Securities.

Definitive Securities, in addition to the legend set forth in Section 2.03(a)(ii), will also bear a legend substantially in the following form:

“THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES.”

Section 02.04. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company in an unlimited aggregate principal amount to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”) for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. All Securities issued on the Issue Date shall be identical in all respects with any such Securities authenticated and delivered thereafter, other than issue dates, the date from which interest accrues or other identifying notations and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, subject to Section 2.12, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Initially, the Trustee will act as the Authenticating Agent. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Company or any Subsidiary Guarantor, pursuant to Article 4 or Section 9.02, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 4, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.04 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

Section 02.05. Registrar, Paying Agent and Withholding Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). If withholding or backup withholding applies to any payments made or deemed made by the Company to a Holder in respect of the Securities or the Common Stock, the Paying Agent shall also act as withholding agent (“Withholding Agent”) to withhold, pursuant to Sections 12.16 and 12.17, the appropriate amount from any such payments to a Holder in its capacity. The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in New York, New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA, except in the case of a Paying Agent that acts as Paying Agent solely in connection with an offer to purchase the Securities pursuant to Article 10 of this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee or the Company shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 02.06. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest and Additional Interest, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Additional Interest), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Additional Interest), on the Securities and shall notify the Trustee in writing of any Default by the Company or the Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 02.07. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of the Subsidiary Guarantor, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA §312(a).

Section 02.08. General Provisions Relating to Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.04, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between Beneficial Owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 02.09. Book-Entry Provisions for the Global Securities. (a) The Global Securities initially shall:

(i) be registered in the name of DTC (or a nominee thereof);

(ii) be delivered to the Trustee as Securities Custodian for DTC;

(iii) bear the Restricted Securities Legend set forth in Section 2.03(a)(i); and

(iv) bear the Global Security Legend set forth in Section 2.03(a)(iv).

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(c) A Global Security may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.10.

(d) If at any time:

(i) DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice;

(ii) DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation;

(iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities, subject to the procedures of DTC; or

(iv) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;

DTC shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Definitive Securities shall be registered in such names as DTC shall identify in writing as the Beneficial Owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

(e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the Beneficial Owners thereof pursuant to Section 2.09(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

Section 02.10. Special Transfer Provisions. Unless a Security is no longer a Restricted Security, the following provisions shall apply to any sale, pledge or other transfer of such Securities:

(a) Transfer of Securities to a QIB. The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a QIB:

(i) If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by DTC.

(ii) If the Securities to be transferred consist of Definitive Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating or has otherwise advised the Company and the Registrar in writing that:

(A) it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion;

(B) it and any such account is a QIB within the meaning of Rule 144A;

(C) it is aware that the sale to it is being made in reliance on Rule 144A;

(D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

(E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(b) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.09 hereof or this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 02.11. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met, such that the Securityholder (a) notifies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the UCC and (c) satisfies any other reasonable requirements of the Trustee or the Company. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or wrongfully taken Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.11, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section 2.11 in lieu of any mutilated, destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Securities duly issued hereunder.

The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 02.12. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.12 as not outstanding. A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security; provided, however, that

(i) for purposes of determining which Securities are outstanding for consent or voting purposes hereunder, the provisions of Section 12.06 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Security is replaced or paid pursuant to Section 2.11, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates (to the extent required by this Indenture) and holds in trust, in accordance with this Indenture, at Stated Maturity, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 02.13. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and upon receipt of a Company Order the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and upon receipt of a Company Order the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

Section 02.14. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including delivery of a certificate describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) or other Securities Custodian with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 02.15. Payment of Interest; Defaulted Interest. Interest (including any Additional Interest) on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such payment as provided in Section 2.01.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.15, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including any Additional Interest) accrued and unpaid, and to accrue, which were carried by such other Security.

Section 02.16. Computation of Interest. Interest (including any Additional Interest) on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 02.17. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use); provided, however, that neither the Company nor the Trustee makes any representation as to the correctness of CUSIP or ISIN numbers as printed on any Security or any notice to Holders, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. No notice or exchange shall be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 03.0.

COVENANTS

Section 03.01. Payment of Securities. The Company shall promptly pay the principal of and interest (including any Additional Interest) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including any Additional Interest) shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest (including any Additional Interest) then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest (including any Additional Interest) payments hereunder.

Section 03.02. Financial Statements.

(a) In the event and for so long as the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall furnish, upon request, to any Holder of Securities or of any shares of Common Stock issued upon conversion of Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell its Securities or such Common Stock issued upon conversion of its Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.

(b) The Company shall file with the Trustee within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and information, documents and other reports (or copies of such portions of the foregoing as the Commission may prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to file information, documents or reports pursuant to either of those sections, then the Company shall provide to the Trustee such reports as may be prescribed to be filed by the Company by the Commission at such time. To the extent the Company has filed such information with the Commission through the Commission’s EDGAR system, or any successor system employed by the Commission, the Company shall be deemed to have complied with this Section 3.02(b).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 03.03. Maintenance of Office or Agency. The Company will maintain in New York, New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The agency of the Trustee (the “Agent”) currently located in New York, New York shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of New York, New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 03.04. Corporate Existence. Except as otherwise provided in Article 4 and Section 9.02(b), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 03.05. Reserved.

Section 03.06. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

Section 03.07. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 03.08. Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Section 03.09. Additional Interest. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest provided for in Section 5.02 hereof and the Registration Rights Agreement to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of the Securities and express mention of the payment of Additional Interest (if applicable) in any provisions hereof or thereof shall not be construed as excluding Additional Interest in those provisions hereof or thereof where such express mention is not made.

If Additional Interest is payable by the Company pursuant to Section 5.02 hereof or the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 04.0.

SUCCESSOR COMPANY

Section 04.01. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its properties and assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and, to the extent that it is otherwise still operative, the Registration Rights Agreement;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

For purposes of this Section 4.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor Company will be released from its obligations under this Indenture and the Securities, and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest (including any Additional Interest) on the Securities.

In the case of a Subsidiary of the Company that merges with and into the Company, the Company will not be required to comply with Sections 4.01(b) or 4.01(c).

Section 05.0.

DEFAULTS AND REMEDIES

Section 05.01. Events of Default. Each of the following is an “Event of Default”:

(a) default in any payment of interest or Additional Interest (including Additional Interest as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(b) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Securities into cash or a combination of cash and Common Stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for a period of three Business Days after there has been given, and received by the Company, by registered or certified mail, to the Company by the Trustee or by such Holder, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under this Indenture;

(d) failure by the Company to give a Company Notice to Holders in the event of a Fundamental Change as required pursuant to Section 10.02(a) or notice to Holders required pursuant to Section 11.01(a)(iii), in each case when due;

(e) default in the performance of or a breach by the Company or the Subsidiary Guarantor of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in Section 5.01(a) through Section 5.01(d) above or Section 5.01(f) through Section 5.01(i) below) and such default continues for 90 days after the Company’s receipt of the notice specified below;

(f) default by the Company or Newmont USA Limited with respect to any Material Indebtedness, whether such Material Indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; provided, that any event of default under either of the foregoing clauses (i) and (ii) shall be deemed cured and not to be continuing upon the payment of such indebtedness or the rescission or annulment of any acceleration of such indebtedness;

(g) the Company or Newmont USA Limited commences a voluntary case under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, or consents to the appointment or taking possession by a Custodian of the Company or Newmont USA Limited, respectively, or for all or substantially all its property, or makes any general assignment for the benefit of creditors;

(h) a court of competent jurisdiction enters a decree or order for relief in respect of the Company or Newmont USA Limited in an involuntary case under any applicable Bankruptcy Law, or appointing a Custodian of the Company or Newmont USA Limited, respectively, or for all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days; or

(i) except as permitted by this Indenture, (i) the Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) the Subsidiary Guarantor shall deny or disaffirm its obligation under the Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a Default under clause (e) of this Section 5.01 will not constitute an Event of Default until the Trustee delivers to the Company, or the Holders of 25% or more in principal amount of the outstanding Securities deliver to the Company and the Trustee, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a “notice of default” under the Indenture and the Company does not cure such Default within the time specified in clause (e) of this Section 5.01 after receipt of such notice.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default under clauses (d), (f), (g), or (h) of this Section 5.01, which notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.

Section 05.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(g) or 5.01(h) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, and Additional Interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest and Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 5.01(g) or 5.01(h) above occurs and is continuing, the principal of and accrued and unpaid interest, if any, and Additional Interest, if any, on all the Securities outstanding shall be immediately due and payable with no further action by the Trustee or the Holders.

Notwithstanding anything herein to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 3.02(b) and for any failure to comply with §314(a)(1) of the TIA, will for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive Additional Interest on the Securities equal to 0.25% per annum of the principal amount of the Securities. If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. The Additional Interest will accrue on all outstanding Securities from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 120th day), such Additional Interest will cease to accrue and the Securities will be subject to acceleration as provided above. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest upon such Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.

In order to elect to pay the Additional Interest as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 3.02(b) or any failure to comply with §314(a)(1) of the TIA in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and the Paying Agent of such election by delivering to the Trustee an Officers’ Certificate pursuant to Section 3.09 on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to deliver such Officers’ Certificate or pay the Additional Interest specified in the immediately preceding paragraph, the Securities will be subject immediately to acceleration as provided above.

Section 05.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including any Additional Interest) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in the last paragraph of Section 2.11, no remedy is exclusive of any other remedy, and all available remedies are cumulative.

Section 05.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest (including any Additional Interest) on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest (including any Additional Interest) on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 05.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 6.01 and 6.02, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 05.06. Limitation on Suits. Subject to Section 5.07, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) such Holder has previously given to the Trustee notice stating that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;

(c) such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 05.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 5.06), the right of any Holder to receive payment of principal of or interest (including any Additional Interest) on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 05.08. Collection Suit by Trustee. If an Event of Default specified in clauses (a) or (b) of Section 5.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Additional Interest) to the extent lawful) and the amounts provided for in Section 6.07.

Section 05.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 6.07.

Section 05.10. Priorities. If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 6.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest (including any Additional Interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a Record Date and payment date for any payment to Securityholders pursuant to this Section 5.10. At least 15 days before such Record Date, the Company shall mail to each Securityholder and the Trustee a notice that states the Record Date, the payment date and amount to be paid.

Section 05.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Subsidiary Guarantor, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Subsidiary Guarantor, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 05.12. Undertaking of Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.12 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

Section 06.0.

TRUSTEE

Section 06.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against loss, liability or expense that might be incurred in compliance with such request or direction.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

(i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 06.02. Rights of Trustee. Subject to Section 6.01:

(a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) resulting from actions taken in good faith and which the Trustee believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Securities Custodian and other Person employed to act hereunder.

(h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 06.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

Section 06.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 06.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge thereof, the Trustee shall mail by first class mail to each Securityholder at the address set forth in the Securities Register notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest (including any Additional Interest) on any Security, the Trustee may withhold the notice if and so long as its Board of Directors, a committee of its Board of Directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 06.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA §313(a), if required by such TIA §313(a). The Trustee also shall comply with TIA §313(b). The Trustee shall also transmit by mail all reports required by TIA §313(c).

Section 06.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation, the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 6.07) and of defending itself against any claims

(whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of the Trustee, (i) there is no conflict of interest between the Company and the Trustee in connection with such defense or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest (including any Additional Interest) on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment of any amounts due under this Section 6.07 shall not be subordinate to any other unsecured liability or debt of the Company.

The Company’s payment obligations pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clauses (g) and (h) and Section 5.01 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 06.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 6.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, unless the Trustee’s duty to resign is stayed as provided in TIA §310(b), any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

Section 06.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

Section 06.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA §310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 06.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated.

Section 06.12. Trustee’s Application for Instruction from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 07.0.

DISCHARGE OF INDENTURE

Section 07.01. Discharge of Liability on Securities. When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall deliver to the Trustee or the Holders cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, or Fundamental Change Purchase Date, as applicable, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest (including any Additional Interest) accrued and unpaid to such Stated Maturity or Fundamental Change Purchase Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the

Company, then this Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest (including any Additional Interest) with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 7.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities; the Company, however, hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Securities.

Section 07.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest (including any Additional Interest) on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 07.03. Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 7.01, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 08.0.

AMENDMENTS

Section 08.01. Without Consent of Holders. The Company, the Subsidiary Guarantor, if any, and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article 4 and Section 9.02 in respect of the assumption by a Successor Company of an obligation of the Company or a successor Person of an obligation of the Subsidiary Guarantor under this Indenture;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(d) to add guarantees with respect to the Securities;

(e) to secure the Securities;

(f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(g) to evidence and provide for the acceptance of appointment of a successor Trustee pursuant to this Indenture

(h) comply with the provisions of any clearing agency, clearing corporation or clearing system, the Trustee or the Registrar with respect to the provisions of this Indenture or the Securities relating to transfers and exchanges of Securities;

(i) provide for the conversion of the Securities in accordance with the terms of this Indenture;

(j) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(k) to make any change that does not materially adversely affect the rights of any Securityholder; or

(l) to conform the provisions of this Indenture to the “Description of notes” Section of the Offering Memorandum.

After an amendment under this Section 8.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

Section 08.02. With Consent of Holders. The Company, the Subsidiary Guarantor, if any, and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written or electronic consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and compliance with the provisions of this Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment or waiver may not:

(a) reduce the amount of Securities whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest, including Additional Interest, on any Security;

(c) reduce the principal of or extend the Stated Maturity of any Security;

(d) make any change that adversely affects the conversion rights of any Securities;

(e) reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the holders of the Securities the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Security payable in money other than that stated in the Security (it being understood that all references to cash in this Indenture and the Securities are to U.S. legal tender) or, other than in accordance with the provisions of this Indenture in effect on the Issue Date, eliminate any existing Subsidiary Guarantee of the Securities;

(g) impair the right of any Holder to receive payment of principal of and interest (including any Additional Interest) on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(h) make any change to this Section 8.02 or Section 5.04.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment under this Section 8.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

Section 08.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 08.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver under Section 8.02 shall become effective upon receipt by the Trustee of the requisite number of written or electronic consents under Section 8.02. An amendment pursuant to Section 8.01 shall become effective upon execution thereof by the Company, the Subsidiary Guarantor, if any, and the Trustee.

The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 08.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 08.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 6.01 and 6.02) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantor, if applicable, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 8.03).

Section 09.-1.

SUBSIDIARY GUARANTEE

Section 09.01. Subsidiary Guarantee. The Subsidiary Guarantor hereby fully and unconditionally guarantees, on an unsubordinated basis, as primary obligor and not merely as surety, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of the principal of and interest, including any Additional Interest, on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest (including any Additional Interest) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Obligations”). The Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 9 notwithstanding any extension or renewal of any Obligation.

The Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any Default under the Securities or the Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) any change in the ownership of the Company.

The Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

The obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full or pursuant to Sections 9.02 and 9.03 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever (other than payment of the Obligations in full or pursuant to Sections 9.02 and 9.03 hereof) or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor herein shall not be (to the extent permitted by law) discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any Default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity.

The Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or until such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Common Stock or assets of the Subsidiary Guarantor in compliance with Section 9.02, or upon its release from the Subsidiary Guaranty pursuant to Section 9.03. The Subsidiary Guarantor further agrees that unless its Subsidiary Guarantee has been released pursuant to Section 9.02 or Section 9.03, its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest (including any Additional Interest), on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration or otherwise, the Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) without duplication of any amounts included in the preceding clause (i), accrued and unpaid interest (including any Additional Interest) on such Obligations then due and owing (but only to the extent not prohibited by law).

The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

The Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under this Section 9.01.

Section 09.02. Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation or Sale of All or Substantially All Assets of the Subsidiary Guarantor; Termination on Conversion. (a) The obligations of the Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees of other indebtedness of the Company), result in the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) Subject to the penultimate paragraph of Section 4.01, the Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its assets to any Person (including, without limitation, the Company) without limitation. Notwithstanding the foregoing, the Subsidiary Guarantor shall not merge or consolidate with any Affiliate of the Company, or sell or otherwise dispose of all or substantially all of the Subsidiary Guarantor’s assets, in one transaction or a series of related transactions, to any Affiliate of the Company, unless:

(A) the Person formed by or surviving any such consolidation or merger (if not the Company or the Subsidiary Guarantor) or to whom such sale is made (if not the Company) (i) is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) assumes all the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; and

(B) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel addressed to the Trustee stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture.

The preceding clauses (A) and (B) shall not apply to any merger or consolidation of the Subsidiary Guarantor with the Company or with any Person other than an Affiliate of the Company, or to any sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor, in one transaction or a series of related transactions, to the Company or to any Person other than an Affiliate of the Company

The Subsidiary Guarantor will be deemed released from all of its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement, and its Subsidiary Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Securities, upon the sale or other disposition of a majority of the total voting power of the capital stock of or other ownership interests in the Subsidiary Guarantor entitled to vote generally in the election of directors (by merger, consolidation, the sale or other disposition of the capital stock of or other ownership interests in the Subsidiary Guarantor, or otherwise), in one transaction or a series of related transactions, to any Person other than the Company or an Affiliate of the Company.

The Subsidiary Guarantor will be deemed released from all of its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement, and its Subsidiary Guarantee will terminate, without any action required on the part of the trustee or any Holder of the Securities, upon the sale or other disposition of all or substantially all of its assets to any Person other than the Company or an Affiliate of the Company. Each Subsidiary Guarantee with respect to a Security will automatically terminate when the Security is converted.

(c) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate upon the discharge of the Securities pursuant to the provisions of Article 7 hereof. At the request of the Company, the Trustee shall execute and deliver any documents, instructions or instruments evidencing the consent of the Holders to any release in accordance with this Article 9.

Section 09.03. Release of the Subsidiary Guarantee. The Subsidiary Guarantor will be deemed released from all of its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement, and its Subsidiary Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Securities, upon such time as the Subsidiary Guarantor ceases to guarantee the indebtedness of the Company other than (i) indebtedness not exceeding $75,000,000 in the aggregate (it being understood that indebtedness of the Company that is guaranteed by the Subsidiary Guarantor and that also provides that the guarantee of the Subsidiary Guarantor under such indebtedness shall be released and relieved upon such time as the

Subsidiary Guarantor ceases to guaranty any of the Company’s indebtedness other than indebtedness not exceeding $75,000,000 or more in the aggregate (including, for clarity, the 2017 Securities) shall not be considered in calculating the amount of indebtedness under this clause (i)) and (ii) indebtedness under the Securities and the 2017 Securities. Accordingly, if the lenders under the Company’s indebtedness in excess of $75 million in the aggregate that is guaranteed by the Subsidiary Guarantor agree to release the Subsidiary Guarantor from its guarantee of such indebtedness in excess of $75 million in the aggregate, or the Company’s indebtedness in excess of $75 million in the aggregate that is guaranteed by the Subsidiary Guarantor is repaid in full, the Subsidiary Guarantor will be deemed released from all of its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement, and its Subsidiary Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Securities.

Section 09.04. Waiver of Subrogation. Notwithstanding any payment or payments made by the Subsidiary Guarantor hereunder, the Subsidiary Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations. Upon the payment in full of the Obligations, the Subsidiary Guarantor will be subrogated to all rights of Holders of Securities against the Company in respect of any amount paid by the Subsidiary Guarantor pursuant to the Subsidiary Guarantee.

Section 10.0.

PURCHASE AT OPTION OF

HOLDER UPON A FUNDAMENTAL CHANGE

Section 10.01. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of the Holder’s Securities, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 at a purchase price equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, including Additional Interest, if any, to but excluding the Fundament Change Purchase Date (the “Fundamental Change Purchase Price”); provided that, if the Fundamental

Change Purchase Date occurs after a Regular Record Date and on or prior to the corresponding interest payment date, the Company shall pay accrued and unpaid interest plus Additional Interest, if any, to but excluding the Fundamental Change Purchase Date to the record Holder on the Regular Record Date corresponding to such interest payment date and the Fundamental Change repurchase price payable to the Holder who presents the Security for repurchase will be 100% of the principal amount of such Security. The Fundamental Change Purchase Date shall be a date specified by the Company no later than the 35th calendar day following the date of the Company Notice delivered in connection with such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 10.02(d)) (the “Fundamental Change Purchase Date”). Any Securities purchased by the Company shall be paid for in cash.

(a) Notice of Fundamental Change. The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to mail such notice as described below) the Trustee, in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 10.02(a) hereof, on or before the 20th calendar day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

(b) Exercise of Option. For a Security to be so purchased at the option of the Holder, the Holder must deliver, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, the Securities to be purchased, duly endorsed for transfer, together with a written purchase notice (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Securities duly completed, to the Paying Agent. The Fundamental Change Purchase Notice shall state:

(i) if certificated, the certificate numbers of the Holder’s Securities to be delivered for purchase;

(ii) the portion of the principal amount of the Securities to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 3 of the Securities and in this Indenture.

(c) Procedures. The Company shall purchase from a Holder on the Fundamental Change Purchase Date, subject to extension to comply with applicable law, pursuant to this Section 10.01, Securities if the principal amount of such Securities is $1,000 or an integral multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Section 10.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Securities.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 10.02. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change.

(a) Notice of Fundamental Change. The Company shall send notices (each, a “Company Notice”) to the Holders (and to Beneficial Owners as required by applicable law) at their addresses shown in the Securities Register maintained by the Registrar, and delivered to the Trustee and Paying Agent, on or before the 20th calendar day after the occurrence of the Fundamental Change (each such date of delivery, a “Company Notice Date”). Each Company Notice shall include a form of Fundamental Change Purchase Notice to be completed by a Holder and shall state:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise its repurchase rights under Section 10.01;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and, if applicable, any adjustments to the applicable Conversion Rate;

(viii) that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures the Holder must follow to require the Company to purchase its Securities under Section 10.01.

Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Trustee shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b) Effect of Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default. Upon receipt by the Company of the Fundamental Change Purchase Notice specified in Section 10.01(b) and the Securities to be purchased as provided in Section 10.01(b), the Holder of the Securities in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in this Section 10.02(b)) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Securities. Such Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Securities (provided the conditions in this Article 10 have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 10.01. Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in this Section 10.02(b). Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 10.02(b), shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with this Section 10.02(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to Section 10.01. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the second Business Day after the Fundamental Change Purchase Date, then (i) the Securities tendered for purchase and not withdrawn shall cease to be outstanding and interest, including Additional Interest, if any, shall cease to accrue (whether or not book-entry transfer of such Securities is made or whether or not the Security is delivered to the Paying Agent) on the Fundamental Change Purchase Date; and (ii) all other rights of the Holders with respect to Securities tendered for purchase will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date. The notice of withdrawal shall state:

(i) the principal amount of the withdrawn Securities;

(ii) if Definitive Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and

(iii) the principal amount, if any, of such Securities which remains subject to the original Fundamental Change Purchase Notice.

The Paying Agent shall promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.

(c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

(d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 10.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture described in this Article 10, compliance by the Company with such laws and regulations shall not in and of itself cause a breach of the Company’s obligations described in this Article 10.

(e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 7 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 10.02(b), as applicable, exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then promptly on and after the second Business Day following the Fundamental Change Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

(f) Officers’ Certificate. At least three Business Days (or such lesser period as agreed to by the Trustee) before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 10.02(a) herein.

Section 11.0.

CONVERSION

Section 11.01. Conversion of Securities.

(a) Right to Convert. Subject to the procedures for conversion set forth in this Article 11, a Holder may convert its Securities prior to the close of business on the third Scheduled Trading Day immediately preceding Stated Maturity at the Conversion Rate only when any of the conditions specified below are met and during the related specified period. Whenever the Securities shall become convertible upon one or more of the conditions stated below, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 12.02, and the Company shall also publicly announce such information by publication on the Company’s website or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Upon conversion, the Holder will not receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, unless such conversion occurs between a regular Record Date and the interest payment date to which it relates.

(i) Conversion Upon Satisfaction of Sale Price Condition. Prior to June 1, 2014, a Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after September 30, 2007 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on such last Trading Day.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to June 1, 2014, a Holder may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described herein, for each day of that Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Company’s Common Stock and the Conversion Rate. In connection with any conversion upon satisfaction of the above trading price condition, the Trustee shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of a Security provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Company’s Common Stock and the Conversion Rate. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Company’s Common Stock and Conversion Rate. If at any time after the above trading price condition has been met with respect to the Securities, the Trading Price per $1,000 principal amount of Securities is greater than 98% of the product of the Last Reported Sale Price of the Company’s Common Stock and the Conversion Rate for such date, we will so notify holders of the Securities.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Trustee but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5 million principal amount of the Securities from any of such nationally recognized securities dealers on any day during the Measurement Period, then the Trading Price per $1,000 principal amount of Securities on such day will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Company does not so instruct the Trustee to obtain bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Company’s Common Stock and the Conversion Rate on each day the Company has failed to do so.

(iii) Conversion Upon Specified Corporate Transactions.

(A) If the Company (1) distributes to holders of all or substantially all of the Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day preceding the announcement of such distribution, or (2) distributes to holders of all or substantially all the Common Stock, the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then, in each case, the Company must notify the Holders, in the manner provided in Section 12.02, at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such distribution will not take place. Holders of the Securities may not exercise this right if they may participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any of the transactions described above as if such Holders of the Securities held a number of shares of Common Stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert their Securities.

(B) If the Company is party to a transaction that would be a Fundamental Change described in clause (2) of the definition of Fundamental Change (without giving effect to the paragraph following that definition) if it were to occur, the Company must notify Holders, in the manner provided in Section 12.02, at least 35 Scheduled Trading Days prior to the anticipated Effective Date for such transaction. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of (i) 35 calendar days after the actual Effective Date of such transaction (or if such transaction also constitutes a Fundamental Change, the related Fundamental Change Purchase Date, if later) and (ii) the date the Company notifies Holders that such transaction has been terminated and will not occur.

(C) If a Fundamental Change of the type described in clause (1) in the definition thereof occurs, Holders may surrender all or a portion of their Securities for conversion at any time beginning on the actual Effective Date of such Fundamental Change until and including the date which is 35 calendar days after the actual Effective Date of such transaction or, if later, until the Fundamental Change Purchase Date corresponding to such Fundamental Change.

(iv) Conversion Upon Delisting of the Common Stock. A Holder may surrender any of its Securities for conversion at any time beginning on the first Business Day after our Common Stock (or other capital stock or American Depositary Receipts into which the Securities are then convertible pursuant to this Indenture) has ceased to be listed on a United States national or regional securities exchange for a 30 consecutive Trading-Day period.

On or after June 1, 2014, Holders may convert each of their Securities at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the maturity date regardless of the foregoing conditions.

(b) Conversion Procedures. The following procedures shall apply to convert Securities:

(i) In respect of a Definitive Security, a Holder must (A) complete and manually sign the conversion notice on the back of the Security, or a facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Security to the Conversion Agent; (C) if required, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 11.01(e) below, pay all transfer or similar taxes; and (D) if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next interest payment date to which such Holder is not entitled.

(ii) In respect of a beneficial interest in a Global Security, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Security and, if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next interest payment date to which such Beneficial Owner is not entitled, and if required, pay all taxes or duties required pursuant to Section 11.01(e) below, if any.

The date a Holder complies with the foregoing requirements is the “Conversion Date” hereunder.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or an integral multiple of $1,000

If a Holder converts more than one Security at the same time, the cash and Maximum Deliverable Shares issuable upon the conversion (or, at the Company’s election as set forth in Section 11.01(c), in lieu of such Maximum Deliverable Shares, cash payable or any combination of cash payable and Common Stock issuable upon the conversion), if any, shall be based on the total principal amount of the Securities converted.

If a Holder has already delivered a Fundamental Change Purchase Notice in connection with a Fundamental Change, with respect to a Security, the Holder may not surrender that Security for conversion until the Holder has validly withdrawn the Fundamental Change Purchase Notice in accordance with this Indenture. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

(c) Payment Upon Conversion. Upon any conversion of any Security, the Company will deliver to Holders in respect of each $1,000 principal amount of Securities being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 25 Trading Days during the Observation Period.

“Daily Settlement Amount”, for each of the 25 Trading Days during the Observation Period, shall consist of:

(i) cash equal to the lesser of $40 and the Daily Conversion Value; and

(ii) to the extent the Daily Conversion Value exceeds $40, at the election of the Company, either (1) a number of shares of Common Stock (the “Maximum Deliverable Shares”) equal to (A) the difference between the Daily Conversion Value and $40, divided by (B) the Daily VWAP for the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 11.04 is applicable) for such day, (2) cash equal to the difference between the Daily Conversion Value and $40, or (3) any combination elected by the Company of shares of Common Stock and cash in an amount equal to the excess of the Daily Conversion Value over $40.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the Observation Period, 1/25th of the product of (1) the applicable Conversion Rate and (2) the Daily VWAP of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 11.04 is applicable) on such day.

“Daily VWAP” for the Common Stock (or other security for which a Daily VWAP must be determined) means, for each of the 25 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NEM.N <equity> AQR” (or its equivalent successor if such page is not available or the equivalent page for such other security as determined by the Company) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or other security for which a Daily VWAP must be determined) on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent banking firm retained for such purpose by the Company. Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session hours.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading. If the Common Stock is not so listed or admitted to trading, “Scheduled Trading Day” means a “Business Day”.

If the Company elects to pay cash in lieu of delivering all or a portion of the Maximum Deliverable Shares with respect to a Security surrendered for conversion, the Company will notify the Holder of such Security through the Trustee of the percentage of each share issuable upon conversion of such Securities that will be paid in cash in lieu of the Common Stock (the “Cash Percentage”) at any time on or before the close of business on the second Trading Day immediately after the related Conversion Date. If the Company elects to settle all or any portion of the Maximum Deliverable Shares in cash in connection with all conversions of the Securities on or after June 1, 2014, the Company will send, on or prior to the second Scheduled Trading Day prior to June 1, 2014, a single notice for all such conversions of the Securities to the Trustee with respect to the Cash Percentage that will be paid in cash in lieu of the Common Stock

The Settlement Amount in respect of any Security converted will be delivered to converting Holders on the third Business Day immediately following the last day of the Observation Period for such Security.

(d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Daily VWAP of a full share of Common Stock on the final Trading Day of the related Observation Period by the fractional amount and rounding the product to the nearest whole cent. The Company’s delivery to the Holder of the full Settlement Amount as determined in accordance with Section 11.01(c) in cash or a combination of cash and shares of Common Stock, if applicable, together with any cash payment for any fractional share, into which a Security is convertible, will be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Security; and (ii) accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if Securities are converted after 5:00 p.m., New York City time, on a Regular Record Date for the payment of interest, Holders of such Securities at 5:00 p.m., New York City time, on such Regular Record Date will receive the interest and Additional Interest, if any, payable on such Securities on the corresponding interest payment date notwithstanding the conversion. Securities, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on such interest payment date on the Securities so converted; provided that no such payment need be made (i) for conversions on or following July 1, 2014; (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding interest payment date; or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(e) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

(f) Certain Covenants of the Company.

(i) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities.

(ii) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any. The Company does not intend to list the Securities on a national securities exchange or interdealer quotation system.

(iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

Section 11.02. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as described below, except that the Company will not make any adjustments to the Conversion Rate if Holders of the Securities participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any of the transactions described in this Section 11.02 as if such Holders of the Securities held a number of shares of the Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert their Securities:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0	x	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable

CR’	=	the Conversion Rate in effect immediately after such Ex-Dividend Date or effective date, as applicable

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date, as applicable

OS’	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date, as applicable, after giving pro forma effect to such dividend, distribution, share split or share combination

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Record Date for such dividend or distribution, or the date fixed for determination for such share split or share combination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 11.02(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to holders of all or substantially all the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0	x	OS0+X
OS0+Y

where,

CR0	=	the Conversion Rate in effect immediately prior the Ex-Dividend Date for such distribution

CR’	=	the Conversion Rate in effect immediately after such Ex-Dividend Date

OS0	=	the number of shares of Common Stock outstanding immediately after such Ex-Dividend Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of the distribution of such rights or warrants

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

(c) If the Company distributes shares of capital stock of the Company, evidences of its indebtedness or other assets or property of the Company to holders of all or substantially all the Common Stock, excluding:

(i) dividends or distributions and rights or warrants referred to in clause (a) or (b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) as described below in this subsection (c) with respect to Spin-Offs then the Conversion Rate will be adjusted based on the following formula:

CR’=CR0	x	SP0
SP0-FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution

CR’	=	the Conversion Rate in effect immediately after such Ex-Dividend Date

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution

FMV	=	the Fair Market Value (as determined by the Company’s Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution. With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of such Spin-Off will be increased based on the following formula:

CR’=CR0	x	FMV0+MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the Spin-Off

CR’	=	the Conversion Rate in effect immediately after the effective date of the Spin-Off

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to Holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading-Day period from, and including, the effective date of the Spin-Off

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading-Day period from, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off and shall be applied on a retroactive basis from, and including, the effective date of the Spin-Off; provided that in respect of any conversion occurring prior to the effective date of the Spin-Off with respect to which the related Observation Period would conclude during the 10 Trading Days from, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to the 10 consecutive Trading-Day period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the last day of the related Observation Period in determining the applicable Conversion Rate; provided further that in respect of any conversion occurring prior to the effective date of the Spin-Off with respect to which the related Observation Period would conclude during the three Trading Days from, and including, the effective date of such Spin-Off, references to the 10 consecutive Trading-Day period shall be deemed replaced with a three consecutive Trading-Day period with such adjustment to the Conversion Rate being applied on a retroactive basis from, and including, the effective date of the Spin-Off.

(d) (i) If any regular, quarterly cash dividend or distribution made to the holders of all or substantially all of the Common Stock does not equal $0.10 per share (the “Initial Dividend Threshold”), the Conversion Rate will be adjusted based on the following formulas:

(A) if the per share amount of such regular, quarterly cash dividend or distribution is greater than the Initial Dividend Threshold, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0	x	SP0
SP0-C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution

CR’	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution

C	=	the amount in cash per share the Company distributes to holders of Common Stock in excess of the Initial Dividend Threshold.

(B) if the per share amount of such regular, quarterly cash dividend or distribution is less than the Initial Dividend Threshold, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0	x	SP0
SP0+C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution

CR’	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution

C	=	the Initial Dividend Threshold minus the amount in cash per share the Company distributes to holders of Common Stock.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate under this clause (d)(i).

(ii) If the Company pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to holders of all or substantially all of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0	x	SP0
SP0-C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution

CR’	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution

SP0	=	the Last Reported Sale Prices of the Company’s Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution

C	=	the amount in cash per share distributed to holders of the Common Stock.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Time”), the Conversion Rate will be increased based on the following formula:

CR’=CR0	x	AC+(SP’xOS’)
OS0xSP’

where,

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment

CR’	=	the Conversion Rate in effect immediately after the effective date of the adjustment

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares accepted for purchase or exchange in such tender or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the reduction of shares accepted for purchase or exchange in such tender or exchange offer)

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment will occur on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires and shall be applied on a retroactive basis from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion occurring prior to the date such tender or exchange offer expires with respect to which the related Observation Period would conclude during the 10 Trading Days from, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references with respect to the tender or exchange offer to the 10 consecutive Trading-Day period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the date such tender or exchange offer expires and the last day of the related Observation Period in determining the applicable Conversion Rate; provided further that in respect of any conversion occurring prior to the date such tender or exchange offer expires with respect to which the related Observation Period would conclude during the three Trading Days from, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references to the 10 consecutive Trading-Day period shall be deemed replaced with a three consecutive Trading-Day period with such adjustment to the Conversion Rate being applied on a retroactive basis from, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) The Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

(g) To the extent permitted by applicable law and the rules of any stock exchange or market upon which the Common Stock is listed or admitted for trading, the Company may increase the Conversion Rate by any amount for a period of at least 20 days if the Company’s Board of Directors determines that such increase would be in the best interest of the Company, which determination shall be conclusive.

(h) Notwithstanding the foregoing provisions of this Section 11.02, the applicable Conversion Rate need not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Interest (including any Additional Interest).

(i) All calculations under this Section 11.02 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. The Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change in the Conversion Rate of at least 1%. However, the Company is required to carry forward any adjustments to the Conversion Rate that are less than 1% that it elects not to make and to make such adjustments upon the earlier of (i) the first day of the Observation Period in connection with any conversion of the Securities or (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at such Holder’s last address appearing on the Securities Register provided for in Section 2.05 of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) Any case in which this Section 11.02 provides that an adjustment shall become effective immediately after (i) a Record Date for an event, (ii) the date fixed for the determination of a share split or combination pursuant to Section 11.02(a), or (iii) the Expiration Time for any tender or exchange offer pursuant to Section 11.02(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of such additional shares of Common Stock or other securities or in lieu of any fraction pursuant to Section 11.01. For purposes of this Section 11.02(k), the term “Adjustment Event” shall mean:

(1)	in any case referred to in clause (i) hereof, the occurrence of such event,

(2)	in any case referred to in clause (ii) hereof, the date any such dividend or distribution is paid or made, and

(3)	in any case referred to in clause (iii) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l) For purposes of this Section 11.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(m) Whenever any provision of this Article 11 requires a calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Company’s Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective at any time during the period from which the average is to be calculated. Such adjustments shall be effective as of the effective date of the adjustment to the Conversion Rate.

Section 11.03. Adjustment Upon Certain Fundamental Changes.

(a) If a Holder elects to convert Securities pursuant to Section 11.01(a)(iii)(B) or Section 11.01(a)(iii)(C) above in connection with a transaction described therein and the transaction has an Effective Date occurring on or prior to July 15, 2014 and also constitutes a Fundamental Change, subject to Section 11.04, the Conversion Rate for such Securities so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any conversion shall be deemed to have occurred in connection with such Fundamental Change only if such Securities are surrendered for conversion at a time when the Securities would be convertible in light of the expected or actual occurrence of such Fundamental Change and notwithstanding the fact that a Security may then be convertible because another condition to conversion has been satisfied.

(b) The number of Additional Shares by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share of Common Stock in the Fundamental Change. If a Holder elects to convert its Securities prior to the Effective Date of any Fundamental Change, and the Fundamental Change does not occur, such Holder will not be entitled to an increased Conversion Rate in connection with such conversion.

(c) The Stock Prices set forth in the column headings of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 11.02. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 11.02.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(ii) if the Stock Price is greater than $145.00 per share (subject to adjustment), no Additional Shares will be added to the Conversion Rate.

(iii) if the Stock Price is less than $40.18 per share (subject to adjustment), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 24.8880 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate under Section 11.02.

(d) Settlement of Securities tendered for conversion as to which the Conversion Rate will be increased by Additional Shares pursuant to this Section 11.03 shall occur as follows:

(i) if the last day of the Observation Period for such Securities is prior to the third Trading Day immediately preceding the Effective Date of the Fundamental Change, the Company shall deliver the Settlement Amount (together with cash in lieu of fractional shares), determined in accordance with Section 11.01(c) and Section 11.01(d) above, on the third Trading Day immediately following the last day of the Observation Period; provided that such Settlement Amount and related Daily Conversion Values shall be based on the Conversion Rate without giving effect to the Additional Shares to be added thereto as set forth in this subsection. As soon as practicable following the Effective Date of the Fundamental Change, the Company shall calculate an increased Settlement Amount for such Securities (based upon the same Observation Period and the same Daily VWAP for each Trading Day in such Observation Period) as if the Conversion Rate had been increased by the number of Additional Shares pursuant to this subsection. Promptly following the Effective Date of the Fundamental Change, the Company shall deliver the excess of the increased Settlement Amount over the Settlement Amount calculated without such Additional Shares. If such increased Settlement Amount results in an increase in the amount of cash to be paid to Holders, the Company shall pay such increase in cash, and if such increased Settlement Amount results in an increase in the Maximum Deliverable Shares, the Company shall deliver such increase in Reference Property (or, at the Company’s election as set forth in

Section 11.01(c), in lieu of such Reference Property, cash payable or any combination of cash payable and Reference Property issuable upon the conversion). In no event shall the Company pay any such increase to the Settlement Amount if the transaction causing the increase to the Conversion Rate pursuant to this Section 11.03 does not become effective.

(ii) If the last day of the Observation Period for such Securities is on or after the third Trading Day immediately preceding the Effective Date of the Fundamental Change, the Company shall deliver the Settlement Amount (together with cash in lieu of fractional shares) in accordance with Section 11.01(c) and Section 11.01(d) above (such determination, for the avoidance of doubt, to include the number of Additional Shares to be added to the Conversion Rate as set forth in this subsection) on the later to occur of (a) the Effective Date of the Fundamental Change and (b) the third Trading Day immediately following the Conversion Date relating to such Securities. Any shares of Common Stock to be delivered on or following the Effective Date of the Fundamental Change shall be subject to Section 11.04 and shall be delivered in Reference Property (or, at the Company’s election as set forth in Section 11.01(c), in lieu of such Reference Property, cash payable or any combination of cash payable and Common Stock issuable upon the conversion).

Section 11.04. Effect of Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur: (i) any recapitalization, reclassification or change of Common Stock (other than a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets (or any combination thereof), or (ii) any statutory share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property (or any combination thereof), or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person as a result of which the Common Stock will be converted into cash, securities or other property (or any combination thereof) (any such event or transaction, a “Reorganization Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at the effective time of the Reorganization Event each Security shall be convertible into, with respect to each $1,000 in principal amount of such Security, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (the “Reference Property”). For purposes of the foregoing, the type and amount of consideration that a holder of Common Stock would have been entitled to receive in the case of any such Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 11, Article 10 and Article 8 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities. If, in the case of any Reorganization Event, the cash, securities or other property receivable thereupon by a holder of Common Stock includes cash, securities or other property of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such successor or purchasing Person, as the case may be, and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

(b) Following the effective time of any such Reorganization Event, settlement of Securities converted shall be in cash and units of Reference Property determined in accordance with Section 11.01(c) above based on the Daily Conversion Value and Daily VWAP of such Reference Property. For the purposes of determining such Daily Conversion Value and Daily VWAP, if the Reference Property includes securities for which the price can be determined in a manner contemplated by the definition of Daily VWAP, then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Reference Property includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the Fair Market Value of such property as determined by the Company’s Board of Directors in good faith; and (iii) if the Reference Property includes cash, then the value of such cash shall be the amount thereof.

(c) Any issuer of securities included in the Reference Property shall execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof applicable to such securities included in the Reference Property.

(d) The Company shall cause notice of the execution of any supplemental indenture required by this Section 11.04 to be mailed to each Holder of Securities, at its address appearing on the Securities Register provided for in Section 2.05 of this Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(e) The above provisions of this Section 11.04 shall similarly apply to successive Reorganization Events.

(f) If this Section 11.04 applies to any event or occurrence, Section 11.02 shall not apply in respect of such event or occurrence.

(g) None of the foregoing provisions shall affect the right of a Holder of Securities to convert the Securities into cash and shares of Common Stock, if applicable, as set forth in Section 11.01 prior to the effective time of such Reorganization Event.

Section 11.05. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine whether a supplemental indenture needs to be entered into pursuant to Section 11.04 or the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 11.06. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 11.02; or

(b) the Company shall authorize the granting to the holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

(e) the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the Securities Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least three (3) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 11.07. Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, Holders that convert their Securities will receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all Holders of Common Stock shares of the Company’s capital stock, evidences of indebtedness or assets as described in Section 11.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

Section 12.0.

MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. The

Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

Section 12.02. Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or the Subsidiary Guarantor:

Newmont Mining Corporation

1700 Lincoln Street

Denver, Colorado 80203

Attention: Treasurer

Telecopy: (303) 837-6011

if to the Trustee:

The Bank of New York Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Trust Administration

Telecopy: (213) 630-6298

For purposes of Section 2.05 (with respect to presentation of Securities for payment or for registrations of transfer or exchange) if to the Trustee:

The Bank of New York

111 Sanders Creek Parkway

East Syracuse, New York 13057

The Company, the Subsidiary Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however that: (1) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (2) such originally executed instructions and/or directions shall be signed by an authorized Officer of the Company.

Section 12.03. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA §312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Record Date shall not be affected.

Section 12.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.10. No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company or the Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or the Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 12.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.15. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.16. Withholding; Offset. The Company (through the Withholding Agent or otherwise) shall be entitled to reduce or otherwise set-off against any payments made or deemed made by the Company to Holders in respect of the Securities or the Common Stock for any amounts the Company believes it is required to withhold by law. For the avoidance of doubt, if the Company pays any withholding taxes on behalf of Holders as a result of an adjustment to the Conversion Rate of the Securities, the Company may, at its option, set-off such payments against payments of cash and Common Stock in respect of the Securities. Any amounts withheld pursuant to this Section 12.16 shall be paid over by the Company (through the Withholding Agent or otherwise) to the appropriate taxing authority.

Section 12.17. Holder Documentation. Prior to or upon the occurrence of any event that results in an actual or deemed payment by the Company to Holders in respect of the Securities or Common Stock, the Company (through the Trustee, Paying Agent, Withholding Agent, or otherwise) may request a Holder to furnish any appropriate documentation that may be required in order to determine the Company’s withholding obligations under applicable law (including, without limitation, a United States Internal Revenue Service Form W-9, Form W-8BEN, Form W-8ECI, or any certifications prepared by the Company or on its behalf in order to enable the Company to attempt to comply with its potential withholding obligations under the “Foreign Investment in Real Property Tax Act,” as appropriate). Upon the receipt of any such documentation, or in the event no such documentation is provided, the Company (through the Trustee, Paying Agent, Withholding Agent, or otherwise) will withhold pursuant to Section 12.16 to the extent required by applicable law.

Section 12.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE COMPANY

NEWMONT MINING CORPORATION

By:	/s/ Thomas P. Mahoney
Name:	Thomas P. Mahoney
Title:	Vice President and Treasurer

THE SUBSIDIARY GUARANTOR

NEWMONT USA LIMITED

By:	/s/ Thomas P. Mahoney
Name:	Thomas P. Mahoney
Title:	Vice President and Treasurer

THE TRUSTEE

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Theresa Petta
Name:	Theresa Petta
Title:	Vice President

1

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities pursuant to Section 11.03 of this Indenture:

Effective date	$40.18	$47.50	$55.00	$62.50	$70.00	$77.50	$85.00	$92.50	$100.00	$107.50	$115.00	$122.50	$130.00	$137.50	$145.00
July 12, 2007	3.2463	2.2146	1.4173	0.9464	0.6508	0.4574	0.3277	0.2357	0.1712	0.1257	0.0913	0.0679	0.0494	0.0335	0.0226
July 15, 2008	3.2463	2.2021	1.3958	0.9184	0.6243	0.4360	0.3112	0.2257	0.1653	0.1218	0.0895	0.0651	0.0466	0.0324	0.0215
July 15, 2009	3.2463	2.1584	1.3206	0.8404	0.5542	0.3771	0.2635	0.1877	0.1355	0.0984	0.0713	0.0511	0.0359	0.0243	0.0154
July 15, 2010	3.2463	2.0693	1.2056	0.7315	0.4624	0.3038	0.2064	0.1440	0.1023	0.0733	0.0524	0.0366	0.0251	0.0162	0.0095
July 15, 2011	3.2463	1.9251	1.0401	0.5857	0.3464	0.2159	0.1417	0.0964	0.0678	0.0480	0.0342	0.0238	0.0157	0.0098	0.0051
July 15, 2012	3.2463	1.6871	0.7970	0.3906	0.2051	0.1181	0.0747	0.0509	0.0362	0.0261	0.0186	0.0128	0.0081	0.0043	0.0013
July 15, 2013	3.2463	1.2556	0.4173	0.1371	0.0524	0.0271	0.0181	0.0134	0.0102	0.0075	0.0052	0.0032	0.0014	0.0000	0.0000
July 15, 2014	3.2463	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

A-1

EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE CAPITAL STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE (OR DESIGNATED) UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERM “UNITED STATES” HAS THE MEANING GIVEN TO IT BY REGULATION S UNDER THE SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.

No.1	Principal Amount $575,000,000 as revised by the Schedule of Increases and Decreases in Global Security attached hereto. CUSIP No.: 651639AF3 ISIN: US651639AF36

1.250% Convertible Senior Notes due 2014

Newmont Mining Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to as the “Company”), promises to pay to Cede & Co., or registered assigns, the principal sum of five hundred seventy-five million Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on July 15, 2014.

Interest Payment Dates: January 15 and July 15

Regular Record Dates: January 1 and July 1

Additional provisions of this Security are set forth on the attached “Terms of Securities.”

Date of Security: July 17, 2007

NEWMONT MINING CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

TERMS OF SECURITIES

1.250% Convertible Senior Notes due 2014

The Company issued the Securities under an Indenture dated as of July 17, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantor and the Trustee, to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantor and the Holders. Additional Securities may be issued under the Indenture in an unlimited aggregate principal amount subject to certain conditions specified in the Indenture. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture. In the event of any conflict or inconsistency between the terms and provisions of this Security and the terms and provisions of the Indenture, the terms and provisions of the Indenture shall control.

1) Interest

The Company promises to pay interest on the principal amount of this Security at the rate of 1.250% per annum until July 15, 2014.

Interest on the Securities shall accrue from and including the date of Security specified on the face of this Security until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 2008. If any interest payment date falls on a day that is not a Business Day, such interest payment date shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from the interest payment date to such next succeeding Business Day. If the Stated Maturity date would fall on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date to such next succeeding Business Day. If a Fundamental Change Purchase Date would fall on a day that is not a Business Day, the Company will purchase the Securities tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Securities will accrue for the period from and after the earlier Fundamental Change Purchase Date to such next succeeding Business Day. The Company will pay the Fundamental Change Purchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the notes as set forth in Section 10.01(c) of the Indenture.

A Holder of any Security after 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding interest payment date. Holders of Securities at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Additional Interest) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any converting Holder (i) for conversions with a Conversion Date on or after July 1, 2014, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding interest payment date, or (iii) to the extent of any overdue interest (including any overdue Additional Interest) existing at the time of conversion of such Security. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock (or, at the Company’s election as set forth in Section 11.01(c) of the Indenture, in lieu of such shares of Common Stock, cash or any combination of cash and Common Stock), if applicable, pursuant to Article 11 of the Indenture, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest as provided for in the Indenture to the extent that, in such context, the Additional Interest is, was or would be payable in respect of such Security and express mention of the payment of Additional Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

2) Method of Payment

By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest and Additional Interest, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Additional Interest), when due. Principal on Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Trustee at The Bank of New York, 111 Sanders Creek Parkway, East Syracuse, New York 13057. Interest (including Additional Interest, if any) on Definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3) Purchase at the Option of the Holder Upon a Fundamental Change

If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of the Holder’s Securities, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 at the Fundamental Change Purchase Price specified in the Indenture.

4) Conversion

Subject to the conditions and procedures set forth in the Indenture, and during the periods specified in the Indenture, a Holder may convert its Securities prior to the close of business on the third Scheduled Trading Day immediately preceding Stated Maturity, into cash and shares of Common Stock (or, at the election of the Company pursuant to Section 11.01(c) of the Indenture, in lieu of such Common Stock, cash or any combination of cash and Common Stock), if any, at the Conversion Rate.

The initial Conversion Rate is, in respect of each $1,000 principal amount of Securities, 21.6417 shares of Common Stock, subject to adjustments as set forth in the Indenture. Upon conversion, the Company will pay cash and shares of Common Stock (or, at the election of the Company pursuant to Section 11.01(c) of the Indenture, in lieu of such Common Stock, cash or any combination of cash and Common Stock), if any, based on a Daily Conversion Value calculated on a proportionate basis for each of 25 consecutive Trading Days during the Observation Period, as set forth in the Indenture.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

5) Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such transfer or exchange. Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

6) Persons Deemed Owners

The registered Holder of this Security may be treated as the absolute owner of such Security for all purposes whatsoever.

7) Amendment, Waiver

The Indenture contains provisions permitting an amendment of the Indenture or the Securities with the written or electronic consent of the Holders of at least a majority in principal amount of the Securities then outstanding and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

In addition, the Indenture permits an amendment of the Indenture or the Security without the consent of any Securityholder under circumstances specified in the Indenture.

8) Defaults and Remedies

(a) The Indenture sets forth events that constitute an Event of Default under the Indenture. If certain Events of Default occur and are continuing, there may be declared due and payable the principal amount of, and accrued and unpaid interest, if any, and Additional Interest, if any, on, the Securities in the manner and with the effect provided in the Indenture. If certain bankruptcy or insolvency events occur and are continuing with respect to the Company or the Guarantor, the principal amount of, together with accrued and unpaid interest and Additional Interest on, the Securities shall automatically become due and payable in accordance with the terms of the Indenture.

(b) Notwithstanding anything in paragraph (a) of this section, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation to provide certain reports and information as set forth in Section 3.02(b) of the Indenture and for any failure to comply with §314(a)(1) of the TIA, will for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive Additional Interest on the Securities equal to 0.25% per annum of the principal amount of the Securities. If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. The Additional Interest will accrue on all outstanding Securities from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 120th day), such Additional Interest will cease to accrue and the Securities will be subject to acceleration as provided above. In the event the Company does not elect to pay the Additional Interest upon such Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in paragraph (a) of this section.

(c) In order to elect to pay the Additional Interest in accordance with paragraph (b) of this section, the Company must notify all Holders, the Trustee and the Paying Agent of such election. Upon the failure of the Company to give timely such notice or pay the Additional Interest specified in paragraph (b) of this section, the Securities will be subject immediately to acceleration as provided in paragraph (a) of this section.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal of or interest (including any Additional Interest) on any Security) if it determines in good faith that withholding notice is in the interests of the Securityholders.

9) Additional Rights of Holders

In addition to the rights provided to Holders of Securities under the Indenture and the Guarantee endorsed hereon, the Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of July 17, 2007 (the “Registration Rights Agreement”), among the Company, the Guarantor and the Initial Purchasers with respect to resales of the Securities and the shares of Common Stock, if any, issuable upon conversion of the Securities. A copy of the Registration Rights Agreement is available to any Holder of Securities upon request to the Company.

If a Registration Default, as defined in the Registration Rights Agreement, occurs and is continuing, during certain periods and subject to the terms and conditions of the Registration Rights Agreement, Additional Interest on the Securities will accrue and be payable to Holders at such rates per annum and on such dates as are provided in the Registration Rights Agreement.

In no event will any Additional Interest on the Securities exceed the rate per annum of one-half of one percent (0.50%) of the outstanding principal amount thereof. The Company will not pay Additional Interest on any Security after it has been converted into the shares of Common Stock.

10) Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

11) No Recourse Against Others

An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, or the Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or the Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

12) Authentication

This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

13) Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

14) CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities as a convenience to Securityholders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

15) Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

Newmont Mining Corporation

1700 Lincoln Street

Denver, Colorado 80203

Attention: Secretary

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books

of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

☐ 1	acquired for the undersigned’s own account, without transfer; or

☐ 2	transferred to the Company; or

☐ 3	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐ 4	transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

☐ 5	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee	Date

FORM OF CONVERSION NOTICE

To: Newmont Mining Corporation

The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, for cash and shares of Common Stock of Newmont Mining Corporation, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that cash and the shares, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

Principal amount to be converted (if less than all);
(Name)	$ ,000

(Street Address)

(City state and zip code) Please print name and address	Social Security or Other Taxpayer Number

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Newmont Mining Corporation

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Newmont Mining Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

Principal amount to be converted (if less than all);
(Name)	$ ,000

(Street Address)

(City state and zip code) Please print name and address	Social Security or Other Taxpayer Number

GUARANTEE

For value received, Newmont USA Limited, a Delaware corporation, (the “Guarantor”) hereby fully and unconditionally guarantees the cash payments in United States dollars of principal of and interest on the Security on which this Guarantee is endorsed in the amounts and at the time when due and interest on the overdue principal and interest, if any, on this Security, if lawful, and the payment of all other obligations of Newmont Mining Corporation (the “Company”) under the Indenture or the Security, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 9 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 9 of the Indenture and its terms shall be evidenced therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of July 17, 2007, by and among the Company, the undersigned, as Guarantor, and The Bank of New York Trust Company, N.A., as Trustee, as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holder of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of the Security to which this Guarantee is endorsed, by accepting such Security, agrees to and shall be bound by such provisions. The Guarantor will be deemed released from all of its obligations under the Indenture, its Guarantee and the Registration Rights Agreement, and this Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Securities, upon the terms and conditions as provided in Section 9.02 and 9.03 of the Indenture.

This Guarantee shall be an unsecured and unsubordinated obligation of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness of the Guarantor that is currently outstanding or that it may issue in the future.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guarantee to be duly executed.

Dated: July 17, 2007

NEWMONT USA LIMITED

By:
Name:
Title: